SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-KA


                    AMENDMENT TO APPLICATION OR REPORT
                    Filed pursuant to Section 15(d) of
                    THE SECURITIES EXCHANGE ACT OF 1934


                    CLEAR CHANNEL COMMUNICATIONS, INC.
          (Exact name of registrant as specified in its charter)



                              AMENDMENT NO. 1



            The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report on Form 8-K as set forth in the pages attached hereto:

           Item 7.(a) Financial Statements
           Item 7.(b) Pro forma Financial Statements

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, there unto duly authorized.



                          Clear Channel Communications, Inc.




Date_______________          By__________________________
                             Herbert W. Hill, Jr.
                             Vice President/Controller and
                             Principal Financial Officer

   PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED) CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES AND KMJQ-FM AND KYOK-AM

The following pro forma condensed consolidated statements of earnings for the years ended December 31, 1994 and December 31, 1993 give effect to the acquisition of substantially all the operating assets of radio station KMJQ-FM and KYOK-AM in Houston, Texas. The pro forma information is based on the historical results of operations of KMJQ-FM and KYOK-AM and Clear Channel Communications, Inc. and subsidiaries giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated statements of earnings.

The pro forma statements have been prepared by Clear Channel Communications, Inc. based upon the historical summary of selected revenue and expenses of KMJQ-FM and KYOK-AM included elsewhere herein. These pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements should be read in conjunction with the audited financial statements for years ended December 25, 1994 and December 26, 1993 of Noble Broadcast of Houston, Inc. a wholly owned subsidiary of Noble Broadcast Group, Inc.

        CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES AND KMJQ-FM
         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE
        YEAR ENDED DECEMBER 31, 1993 (IN THOUSANDS EXCEPT PER SHARE DATA)

                       Clear Channel Communications, Inc. ("CCC")


                              Year Ended December 31, 1993

                                                Increase
                                      KYOK-AM   (Decrease)
                            CCC       KMJQ-FM   Income Pro
                            Hist.      Hist.    forma Adj.
                            __(1)__   __(2)__   __(3)__   Pro forma
Gross broadcasting revenue  $135,680  $ 9,816             $145,496

Net broadcasting revenue     118,183    8,522              126,705
Operating expenses           (79,454)  (6,831)             (86,285)
Depreciation and amort.      (17,448)  (1,692)   $    82   (19,058)
                              ------    -----       ----   -------
  Operating income (loss)     21,281       (1)        82    21,362
Interest expense              (5,390)  (2,211)       209    (7,392)
Other income (expense)          (196)   3,147     (3,224)     (273)
                              ------    -----      -----    ------
Income before income taxes    15,695      935     (2,933)   13,697
Income tax expense            (6,572)                699    (5,873)
                              ------    -----       ----    ------
Net income (loss)           $  9,123  $   935    $(2,234) $  7,824
                               =====    =====      =====    ======
  Per common share:
   Net income               $   0.59                      $   0.50
                                ====                          ====
Weighted average common
 shares outstanding           15,550                        15,550
                              ======                        ======

        CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES AND K
         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1994 (IN THOUSANDS EXCEPT PER SHARE DATA)

                       Clear Channel Communications, Inc. ("CCC")


                              Year Ended December 31, 1994

                                                Increase
                                      KYOK-AM   (Decrease)
                              CCC     KMJQ-FM   Income Pro
                              Hist.    Hist.    forma Adj.
                             __(4)__  __(5)__   __(6)__   Pro forma
Gross broadcasting revenue $ 200,695  $11,312            $ 212,007

Net broadcasting revenue     173,109    9,843              182,952
Operating expenses          (105,537) (14,714)     7,615  (112,636)
Depreciation and amort.      (24,668)  (1,750)   $   188   (26,230)
                              ------   ------       ----   -------
  Operating income (loss)     42,904   (6,621)     7,803    44,086
Interest expense              (7,669)  (3,102)       907    (9,864)
Other income (expense)         1,161     (202)                 959
                              ------   ------      -----    ------
Income (loss)
  before income taxes         36,396   (9,925)     8,710    35,181
Income tax benefit (expense) (14,387)                425   (13,962)
                              ------   ------       ----    ------
Net income (loss)           $ 22,009  $(9,925)    $9,135  $ 21,219
                               =====   ======      =====    ======
  Per common share:
   Net income               $   1.27                      $   1.22
                                ====                          ====
Weighted average common
 shares outstanding           17,331                        17,331
                              ======                        ======

CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                                OF EARNINGS

Year ended December 31, 1993

(1) Historical Condensed Consolidated Statement of Earnings for Clear Channel Communications, Inc. and Subsidiaries.

(2) Historical results of operations of KMJQ-FM and KYOK-AM acquired on January 1, 1995.

(3)    Represents the pro forma effect of the acquisitions        Increase
      assuming they were acquired at January 1, 1993.            (Decrease)
                                                                   Income
                                                                In Thousands

     (A)  Decrease in depreciation (97) and increase in
          amortization (15) resulting from a write down
          of fixed assets acquired and a write up of
          intangible assets acquired.                                 82

     (B)  Decrease in interest expense due to a lower amount of average debt outstanding and a lower average interest
          rate.                                                      209

     (C)  Decrease in other income realized upon forgiveness
          of debt.                                                (3,224)

     (D)  Tax effect of the above adjustments, along with KMJQ-FM and KYOK-AM historical financial information at the federal
          statutory tax rate effective for 1993 (35%).               699

CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS
                                OF EARNINGS

Year ended December 31, 1994

(4) Historical Condensed Consolidated Statement of Earnings for Clear Channel Communications, Inc. and Subsidiaries.

(5) Historical results of operations of KMJQ-FM and KYOK-AM acquired on January 1, 1995.

(6)  Represents the pro forma effect of the acquisitions         Increase
assuming they were acquired at January 1, 1994.                 (Decrease)
                                                                   Income
                                                                In Thousands

      (A)  Decrease in depreciation (202) and increase in
           amortization (14) resulting from a write down of
           fixed assets acquired and a write up of intangible
           assets acquired.                                              188

      (B)  Decrease in interest expense due to a lower amount of average debt outstanding and a lower average interest
           rate.                                                         907

      (C)  Decrease in other expense realized upon a write down of
           goodwill.                                                   7,615

      (D) Tax effect of the above adjustments, along with KMJQ-FM and KYOK-AM historical financial information at the federal
           statutory tax rate effective for 1994 (35%).                  425

  CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
                                     PRO FORMA CONDENSED CONSOLIDATED
                                               BALANCE SHEET
                                               (IN THOUSANDS)
                                             December 31, 1994
                            ------------------------------------------------
                                                       Increase
                                             KYOK-AM   (Decrease)
                                     CCC     KMJQ-FM   Income Pro
                                     Hist.    Hist.    forma Adj.
                                     (7)       (8)       (9)      Pro forma
Current Assets
 Cash                              $  6,818       100  $  (100)* $  6,818
 Accounts receivable
    (net)                            38,280     2,136     (836)    39,580
 Film rights - current                8,847                         8,847
 Other current assets                              73      352        425
                                     ------     -----              ------
  Total Current Assets               53,945     2,309              55,670

Property, plant and equipment       128,941       700      556    130,197
 Less accumulated depreciation       43,623               (202)    43,421
                                    -------     -----             -------
                                     85,318       700              86,776

Film rights - non current            12,654                        12,654
Restricted cash                      38,500     1,500   (1,500)*   38,500
Intangible assets (net)             207,617    35,547      383    243,547
Investments                           5,562                         5,562
Other assets                          7,998       192     (192)*    7,998

                                   $411,594   $40,248            $450,707
                                    =======    ======             =======

   *  Asset not acquired by Clear Channel Communications, Inc.

LIABILITIES AND SHAREHOLDERS' EQUITY

                                                       Increase
                                             KYOK-AM   (Decrease)
                                     CCC     KMJQ-FM   Income Pro
                                     Hist.    Hist.    forma Adj.
                                     (7)       (8)       (9)      Pro forma
Current Liabilities
 Accounts payable                  $  5,687  $    376 $   (376)* $ 5,687
 Accrued expenses                     4,670     2,591   (3,498)*   3,763
 Accrued income and other taxes       3,309                        3,309
 Current portion of film right
   liabilities                        9,429                        9,429
 Current portion of long-term
    debt                              4,584    61,537  (61,537)*   4,584
                                     ------    ------             ------
   Total Current Liabilities         27,679    64,504             26,772

Long term debt                      238,204             38,500   276,704
Film right liabilities               12,579                       12,579
Deferred income taxes                 2,599                        2,599

Shareholders' equity
 Common Stock                         1,723                        1,723
 Additional paid-in capital          92,535                       92,535
 Retained earnings (deficit)         36,346   (24,256)  25,776*   37,866
 Less cost of shares held in
  treasury                              (71)                         (71)
                                   -------     ------            -------
                                    130,533   (24,356)           132,053

                                   $411,594   $40,248           $450,707
                                    =======     =====            =======
*Liability or equity not acquired by Clear Channel Communications, Inc.

CLEAR CHANNEL COMMUNICATIONS, INC.

               NOTES TO CONDENSED CONSOLIDATED BALANCE SHEET

                                (UNAUDITED)


Note 1:  Business Acquisition

     On January 1, 1995, the Company purchased substantially all of the operating assets of KMJQ-FM and KYOK-AM in Houston, Texas from Noble Broadcast of Houston, Inc., a Delaware corporation, for approximately $38.5 million. The transaction has been accounted for as a purchase, and the accounts of KMJQ-FM and KYOK-AM have been included in the accompanying financial statements as of December 31, 1994. The fair value assigned to assets acquired is as follows:


                                                        In Thousands
          Property, Plant & Equipment                       $ 1,256
          Licenses and other intangible assets               35,944
          Accounts Receivable                                 1,300
                                                            -------
                                                            $38,500
                                                             ======

The unaudited pro forma consolidated statements of earnings for the years ended December 31, 1993 and December 31, 1994 assumes the purchase occurred on January 1, 1993 and January 1, 1994, respectively. The results are as follows:

                                   Year Ended              Year Ended
                               December 31, 1993        December 31, 1994

(In thousands except per share)

  Revenues                         $145,496                 $212,007
  Net income                          7,824                   21,219
  Earnings per share                    .50                     1.22

           CLEAR CHANNEL COMMUNICATIONS, INC. AND SUBSIDIARIES
          NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET


(7) Historical Condensed Consolidated Balance Sheet for Clear Channel Communications, Inc. and Subsidiaries as of December 31, 1994.

(8) Historical Condensed Balance Sheet of KMJQ-FM as of December 31, 1994, acquired on January 1, 1995.

(9) Under purchase accounting, certain KMJQ-FM and KYOK-AM assets and liabilities are required to be adjusted to their estimated fair value. The estimated fair value adjustments have been determined by Clear Channel Communications, Inc. based upon independent appraisals performed at the date of acquisition. The following are the pro forma adjustments made to reflect KMJQ-FM and KYOK-AM fair values as of December 31, 1994.

                                                    Increase
                                                    (Decrease)
       Description                                  In Thousands

Cash                                                $  (100)*
Accounts receivable, net                               (836)
Other current assets                                    352
Property, plant and equipment                           556
Accumulated depreciation                               (202)
Restricted cash                                      (1,500)*
Intangible assets                                       383
Other assets                                           (192)*
Accounts payable                                       (376)*
Accrued expenses                                     (3,498)*
Current portion of long-term debt                   (61,537)*
Long-term debt                                       38,500
Retained earnings                                    25,776*

  * Asset, Liability or equity not acquired by Clear Channel Communications,
Inc.



Noble Broadcast of
Houston, Inc.
(A wholly-owned subsidiary of
 Noble Broadcast Group, Inc.)
Report and Financial Statements
December 25, 1994 and December 26, 1993

                    Report of Independent Accountants

To the Board of Directors and Shareholders of Noble Broadcast Group, Inc. and
  Clear Channel Communications, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of changes in subsidiary deficit present fairly, in all material respects, the financial position of Noble Broadcast of Houston, Inc. (a wholly-owned subsidiary of Noble Broadcast Group, Inc.) at December 25, 1994 and December 26, 1993, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, on December 31, 1994, substantially all of the non-cash assets and certain liabilities of KYOK-AM and KMJQ-FM, which were owned and operated by Noble Broadcast of Houston, Inc., were sold to Clear Channel Radio Licenses, Inc. and Clear Channel Radio, Inc.

PRICE WATERHOUSE LLP

San Diego, California
March 10, 1995

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Balance Sheet
- -----------------------------------------------------------------

                                   December 25,  December 26,
                                   1994          1993
Assets

Current assets:
  Cash                          $  100,000    $   45,000
  Accounts receivable,
  less allowance for
  doubtful accounts of
  $43,000 and $68,000             2,136,000     1,869,000
  Prepaid expenses                   73,000        28,000
  Restricted cash                 1,500,000            -
                                -----------   -----------

     Total current assets         3,809,000     1,942,000

Property, plant
  and equipment                     700,000       962,000

Intangible assets, less accumulated
  amortization of $8,820,000
  and $7,421,000                 35,547,000    44,561,000
Other assets                        192,000     1,847,000
                                -----------   -----------

                                $40,248,000   $49,312,000
                                ===========   ===========

Liabilities and Subsidiary Deficit

Current liabilities:
  Accounts payable              $   376,000   $    26,000
  Accrued interest                2,187,000     1,352,000
  Accrued liabilities               404,000       302,000
  Share of parent unamortized
     carrying value of
     subordinated debt-current
     portion                      4,649,000       367,000
  Share of parent long-term
     debt-current portion        56,888,000       562,000
                                -----------   -----------
        Total current
           liabilities           64,504,000     2,609,000

Commitments (Note 6)

Share of parent long-term debt         -       55,634,000

Share of parent unamortized
  carrying value of
  subordinated debt                    -        4,659,000

Subsidiary deficit              (24,256,000)  (13,590,000)
                                ------------  ------------

                                $40,248,000   $49,312,000
                                ===========   ===========

The accompanying notes are an integral part of the financial statements.

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Statement of Operations
- ---------------------------------------------------------------------------
                                                For the years ended
                                        ----------------------------
                                           December 25,     December 26,
                                              1994             1993
Sales:
  Local and national                       $10,933,000      $ 9,628,000
  Trade and other                              379,000          188,000
                                           -----------      -----------

                                            11,312,000        9,816,000

  Less: agency commissions                   1,469,000        1,294,000
                                           -----------      -----------
     Net sales                               9,843,000        8,522,000
                                           -----------      -----------
Expenses:
  Technical                                    284,000          249,000
  Programming                                3,079,000        2,652,000
  Selling                                    1,828,000        1,697,000
  Station general and administrative         1,404,000        1,752,000
  Corporate general & administrative           504,000          481,000
  Depreciation and amortization              1,750,000        1,692,000
  Write-down of goodwill                     7,615,000           -
                                           -----------      -----------

                                            16,464,000        8,523,000
                                           -----------      -----------
Loss from operations                        (6,621,000)          (1,000)

Share of parent's debt restructuring costs    -                 (77,000)

Share of parent's interest expense          (3,102,000)      (2,211,000)

Other expense                                 (202,000)          -
                                           ------------     ------------
Loss before extraordinary item              (9,925,000)      (2,289,000)

Share of parent's extraordinary
gain on forgiveness of debt                   -               3,224,000
                                           ------------     -----------

Net income (loss)                          $(9,925,000)     $   935,000
                                           =============    ===========

 The accompanying notes are an integral part of the financial statements.

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Statement of Cash Flows
- ---------------------------------------------------------------------------

                                            For the years ended
                                   ----------------------------------------
                                        December 25,   December 26,
                                           1994                 1993
Cash from operating activities:
  Net income (loss)                      $(9,925,000)       $    935,000
  Adjustments to reconcile net income
     (loss) to net
     cash provided by operating activities:
        Depreciation and goodwill
           amortization                    1,750,000           1,692,000
        Amortization of subordinated
           debt carrying value              (377,000)           (363,000)
        Amortization of debt issue
           costs                              49,000              49,000
        Interest expense added to
           long-term debt                    692,000             774,000
        Share of parent debt
           restructuring costs                -                   77,000
        Extraordinary gain on
           debt forgiveness                     -             (3,224,000)
        Write down of goodwill             7,615,000             -
        Changes in assets and liabilities
           Accounts receivable              (267,000)            157,000
           Prepaid expenses                  (45,000)            165,000
           Other assets                      106,000             (21,000)
           Accounts payable                   350,000            (67,000)
           Accrued interest                   835,000            767,000
           Accrued liabilities               102,000             (69,000)
                                        ------------        ------------
              Net cash provided by
                 operating activities       885,000              872,000
                                        ------------        ------------
Cash from investing activities:
  Acquisition of property, plant
     and equipment                          (89,000)            (131,000)
                                        ------------        ------------
  Net cash (used in)
     investing activities                   (89,000)            (131,000)
                                        ------------        ------------
Cash from financing activities:
  Increase in intercompany
     receivable                            (741,000)            (947,000)
  Net cash (used in) financing
     activities                            (741,000)            (947,000)
Net increase (decrease) in cash              55,000             (206,000)

Cash at beginning of period                  45,000              251,000
                                        -----------         -----------
Cash at end of period                   $   100,000         $     45,000
                                        ===========         ===========

 The accompanying notes are an integral part of the financial statements.

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Statement of Changes in Subsidiary Deficit
- ---------------------------------------------------------------------------

                                                 Subsidiary Deficit
Balance at December 27, 1992                     $(13,578,000)

Net income                                            935,000
Change in intercompany receivable                    (947,000)
                                                 -------------

Balance at December 26, 1993                      (13,590,000)

Net loss                                           (9,925,000)
Change in intercompany receivable                    (741,000)
                                                 -------------

Balance at December 25, 1994                     $(24,256,000)
                                                 =============

 The accompanying notes are an integral part of the financial statements.

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Notes to Financial Statements
- ---------------------------------------------------------------------------

NOTE 1 - THE COMPANY

Noble Broadcast of Houston, Inc. ("NBH") is a wholly owned subsidiary of Noble Broadcast Group, Inc. (the "Company" or "NBG"), a privately held Delaware corporation. NBH owned and operated radio stations KMJQ-FM and KYOK-AM. NBH also provided marketing for KHYS-FM through a time brokerage agreement with Clear Channel Communications, Inc. (Note 6). The radio stations serve the Houston, Texas area.

On December 31, 1994, NBH and NBG entered into an agreement to sell substantially all of the non-cash assets and certain liabilities of KMJQ-FM and KYOK-AM, to Clear Channel Radio Licenses, Inc. and Clear Channel Radio, Inc., wholly-owned subsidiaries of Clear Channel Communications, Inc. (collectively referred to as "Clear Channel") for $38,500,000. On December 19, 1994, the Federal Communications Commission approved the transfer of the licenses of KMJQ-FM and KYOK-AM to Clear Channel.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statement Presentation

The financial statements of NBH reflect the specifically identifiable assets, liabilities, revenues and expenses of NBH as well as certain allocations of the Company's long-term debt and allocations of various corporate general and administrative expenses. Management believes such allocations to be reasonable, however, the allocated costs may not be indicative of costs of NBH on a stand alone basis. Allocations are summarized as follows:

  Debt: NBH was allocated its share of the Company's long-term debt based on the financed purchase price of NBH, adjusted proportionally for changes in the Company's long-term debt. All other debt related costs including debt issuance costs, interest expense, accrued interest and the unamortized carrying value of subordinated debt have been allocated using the same basis.

  Corporate general and administrative costs: Corporate general and administrative costs have been allocated to NBH based on both the percentage of NBH's net revenues to total net revenues of the Company and the number of radio stations operated by NBH compared to the total number of radio stations operated by the Company.

Fiscal Year

The Company's fiscal year ends on the last Sunday of December to coincide with the standard broadcast year.
Noble Broadcast Group of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Notes to Financial Statements
- ---------------------------------------------------------------------------

Trade Agreements

As is common in the industry, NBH has trade agreements with certain of its advertisers whereby NBH exchanges advertising time for goods and services. The revenue from these trade agreements is recorded as advertising time is run, at the estimated fair market values of the goods or services received. Corresponding amounts are charged to expense when the goods or services are utilized, or are capitalized as assets and amortized, as appropriate.
Trade sales for the years ended December 25, 1994 and December 26, 1993 were $298,000 and $159,000, respectively; trade expenses for those years were $206,000 and $207,000, respectively.

Property, Plant and Equipment

Purchases of property, plant and equipment, including additions and improvements and expenditures for repairs that significantly add to productivity or extend the economic lives of the assets, are capitalized at cost and depreciated using the straight-line method over their estimated useful lives as follows:

  Technical and office equipment      7 years
  Building and building improvements 10 years
  Furniture and fixtures             10 years
  Automobiles                         3 years

Maintenance and repairs are expensed as incurred.

Intangible Assets

Intangible assets represents the aggregate excess purchase cost over the fair market value of radio station net assets acquired. Intangible assets are being amortized using the straight-line method primarily over a period of 40 years and are stated at the lower of cost or net realizable value. NBH determines net realizable value based on analysis of anticipated future cash flows. In conjunction with the sale of assets to Clear Channel Communications at December 31, 1994, NBH wrote down intangible assets by $7,615,000.


NOTE 3 - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

                                December 25, 1994 December 26, 1993
Accrued liabilities is comprised of:

Accrued salaries, wages and
  commissions                   $  260,000       $  128,000
Other                              144,000          174,000
                                ----------       ----------
                                $  404,000       $  302,000
                                ==========       ==========

Property, plant and equipment is comprised of:

Technical and office
  equipment                     $ 1,956,000      $ 1,917,000
Land                                100,000          100,000
Building and building
  improvements                      366,000          362,000
Furniture and fixtures              230,000          229,000
Automobiles                         103,000           93,000
                                -----------      -----------

                                  2,755,000        2,701,000

Less accumulated depreciation
  and amortization               (2,055,000)      (1,739,000)
                                ------------     ------------

                                $   700,000      $   962,000
                                ===========      ===========

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Notes to Financial Statements
- ---------------------------------------------------------------------------

Net interest expense is comprised of:       For the years ended
                                        ----------------------------------
                                        December 25,        December 26,
                                           1994                 1993
Interest expense                        $3,430,000          $2,525,000

Amortization of share of parent
  debt issue costs                          49,000              49,000

Change in share of parent unamortized
  carrying value of subordinated debt     (377,000)           (363,000)
                                        -----------         -----------

                                        $3,102,000          $2,211,000
                                        ==========          ==========


NOTE 4 - LONG-TERM DEBT

The long-term debt of the Company has been allocated to NBH as described in
Note 2 and is comprised of senior, subordinated and convertible subordinated debt instruments. These debt instruments bear interest at varying rates which ranged from five percent to nine percent as of December 25, 1994. The convertible subordinated debt is convertible into common stock of NBG under certain circumstances. The Company's long-term debt contains certain financial and other covenants and restrictions. The senior debt is secured by all voting capital stock of NBH and other subsidiaries of NBG. The Company has reached agreement with its lenders whereby the Company is required to repay the entirety of its debt and to repurchase the lenders' equity positions by April 30, 1995. Therefore, the debt is classified as current as of December 25, 1994.

Long-term debt has been allocated on a basis consistent with the terms of a restructuring agreement effective December 27, 1991. No gain on restructuring has been reported for financial reporting purposes, pursuant to the provisions of Statement of Financial Accounting Standards No. 15. The excess of the carrying amount of the subordinated debt instruments prior to the restructuring over the principal amount of the newly issued subordinated and convertible subordinated notes has been presented in the balance sheet as unamortized carrying value of subordinated debt and is being amortized against interest expense.

The Company recognized an extraordinary gain on forgiveness of debt during the year ended December 26, 1993, based on the terms of the restructuring agreement, whereby the Company's lenders forgave a portion of the debt outstanding. NBH's portion of the Company's forgiveness of debt was

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Notes to Financial Statements
- ---------------------------------------------------------------------------

allocated as described in Note 2.


NBH's share of interest paid during the years ended December 25, 1994 and December 26, 1993 aggregated approximately $1,994,000 and $1,265,000, respectively.

NOTE 5 - INCOME TAXES

NBH adopted Statement of Financial Accounting Standards ("SFAS") No. 109 on a prospective basis, effective January 1, 1993. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under the SFAS 109 asset and liability method, deferred tax assets and liabilities are determined based upon the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year(s) in which the differences are expected to reverse. Deferred taxes have been computed based on the assumption that NBH is a separate tax payer.

The components of deferred income taxes are as follows:

                                        December 25,   December 26,
                                            1994           1993
Deferred tax assets:
  Net operating loss carryforwards      $  8,252,000   $  6,678,000
  Book and tax amortization differences    3,559,000      3,304,000
  Accrued liabilities and reserves            17,000         35,000
                                        ------------   ------------
                                        $ 11,828,000   $ 10,017,000
Deferred tax liabilities:
  Book and tax depreciation differences     (182,000)    (2,268,000)
                                        ------------   ------------

  Net deferred tax assets                 11,646,000      7,749,000

  Valuation allowance                    (11,646,000)    (7,749,000)
                                        -------------  -------------

                                        $  -           $    -
                                        =============  =============

At December 25, 1994, NBH had federal net operating losses of approximately $20,248,000 for tax reporting purposes. Additionally, NBH had net operating losses of approximately $10,142,000 for Texas income tax purposes. The federal net operating losses for tax purposes expire between

Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Notes to Financial Statements
- ---------------------------------------------------------------------------

2003 and 2009. The Texas net operating losses for tax purposes expire between 1995 and 1999. Any such future benefit from such net operating loss carryforwards will accrue solely to NBH and will provide no benefit to the Company or Clear Channel. The provision for income taxes and the net operating loss carryforwards are based on the assumption that NBH is a separate tax payer.

NBH recognized no tax expense or benefits in 1994 and 1993 due to historical losses.

In certain circumstances, as specified in the Internal Revenue Code, a 50 percent or more ownership change by certain combinations of NBH's stockholders during any three year period would result in limitations on NBH's ability to utilize its net operating loss carryforwards.

NOTE 6 - COMMITMENTS

Lease Commitments

NBH incurred total rental expenses of $291,000 and $237,000 in 1994 and 1993, respectively, under operating leases for facilities and equipment. Future annual rental commitments expected under such at December 25, 1994 are as follows:

                 1995     $  272,000
                 1996        273,000
                 1997        273,000
                 1998        271,000
                 1999        260,000
              Thereafter     853,000
                          ----------

                          $2,202,000
                          ==========

In conjunction with its acquisition of the assets of KMJQ-FM and KYOK-AM, Clear Channel assumed the operating leases of NBH.

Time Brokerage Agreement

NBH provided marketing for KHYS-FM through a time brokerage agreement with Clear Channel Communications, Inc. This agreement allowed NBH to purchase a specified amount of broadcast time per week in exchange for the rights to all advertising revenues. Under the agreement, NBH incurred programming rights and other expenses of $1,887,000 and $1,450,000 during 1994 and 1993, respectively.
Noble Broadcast of Houston, Inc.
(A wholly-owned subsidiary of Noble Broadcast Group, Inc.)

Notes to Financial Statements
- ---------------------------------------------------------------------------

As of December 25, 1994, NBH's future annual payments under the agreement were as follows:

     1995        $1,183,000
     1996         1,200,000
     1997         1,200,000
                 ----------

                 $3,583,000
                 ==========

As a result of NBH's sale of KYOK-AM and KMJQ-FM to Clear Channel, the time brokerage agreement commitment was terminated effective December 31, 1994, and related restricted cash of $1,500,000 was released to NBH.

Litigation

NBH is a party to various legal actions. In the opinion of management, after reviewing the information which is currently available with respect to these matters, and consulting with NBH's legal counsel, any liability which may ultimately be incurred will not materially affect the financial position or results of operations of NBH.